SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2003

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

Charter Communications, Inc. announced the signing of a definitive agreement with Atlantic Broadband, LLC for the sale of various cable television systems serving approximately 235,000 customers in Florida, Pennsylvania, Maryland, Delaware, New York and West Virginia for approximately $765 million cash. A copy of the press release and purchase agreement are being filed with this report as Exhibits 99.1 and 2.1, respectively.

ITEM 7. EXHIBITS.

Exhibit Number	Description
2.1

Purchase agreement, dated September 3, 2003, by and between Charter Communications VI, LLC, The Helicon Group, L.P., Hornell Television Service, Inc., Interlink Communications Partners, LLC, Charter communications, LLC, Charter Communications Holdings, LLC and Atlantic Broadband Finance, LLC *

99.1	Press release dated September 3, 2003. *

* furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: September 3, 2003

By: /s/ Steven A. Schumm
Name: Steven A. Schumm
Title: Executive Vice President and Chief
Administrative Officer and Interim
Chief Financial Officer (Principal
Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
2.1

Purchase agreement, dated September 3, 2003, by and between Charter Communications VI, LLC, The Helicon Group, L.P., Hornell Television Service, Inc., Interlink Communications Partners, LLC, Charter communications, LLC, Charter Communications Holdings, LLC and Atlantic Broadband Finance, LLC *

99.1	Press release dated September 3, 2003. *

* furnished herewith